UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2018

NATIONAL OILWELL VARCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas		77036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 713-346-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 11, 2018, National Oilwell Varco, Inc. (the “Company”) held its Annual Meeting of Stockholders where the following matters were voted upon and approved by the Company’s stockholders:

1.    the election of nine members to the Board of Directors;

2.    the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2018;

3.    the approval, on an advisory basis, of the compensation of our named executive officers; and

4.    the approval of the National Oilwell Varco, Inc. 2018 Long-Term Incentive Plan.

The following is a summary of the voting results for each matter presented to the Company’s stockholders:

				BROKER
1. Election of directors:	FOR	AGAINST	ABSTAIN	NON-VOTES
Clay C. Williams	303,923,953	8,735,065	128,766	26,701,456
Greg L. Armstrong	308,594,043	4,028,377	165,364	26,701,456
Marcela E. Donadio	311,118,416	1,450,321	219,047	26,701,456
Ben A. Guill	306,281,289	6,338,132	168,363	26,701,456
James T. Hackett	295,010,981	17,556,196	220,607	26,701,456
David D. Harrison	307,818,353	4,804,113	165,318	26,701,456
Eric L. Mattson	306,935,101	5,673,948	178,735	26,701,456
Melody B. Meyer	311,398,775	1,247,449	141,560	26,701,456
William R. Thomas	311,245,045	1,299,089	243,650	26,701,456

The nine directors nominated by the Board of Directors were re-elected to serve one-year terms expiring in 2019. There were no nominees to office other than the directors elected.

				BROKER
	FOR	AGAINST	ABSTAIN	NON-VOTES
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2018	331,681,449	7,428,599	379,192	0

				BROKER
	FOR	AGAINST	ABSTAIN	NON-VOTES
3. Approval of the compensation of the Company’s named executive officers	301,220,630	11,158,578	408,576	26,701,456

				BROKER
	FOR	AGAINST	ABSTAIN	NON-VOTES
4. Approval of the National Oilwell Varco, Inc. 2018 Long-Term Incentive Plan	279,031,957	33,519,899	235,928	26,701,456

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2018	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt Vice President